Exhibit 10.3


                                      AGREEMENT

                                   August 11, 1995

                                      Recitals:
                                      ---------

          A.   The Parties
               -----------

          CompuMed, Inc., a California corporation ("CompuMed") having its principal place of business at 1230 Rosencrans Avenue, suite 1000, Manhattan Beach, California, purchased certain Assets from Skeletal Assessment Services Corporation, an Ohio corporation ("SASCo") having its principal place of business in Yellow Springs, Ohio, pursuant to an Agreement for Sale of Assets dated May 23, 1991 (the "Agreement"). Capitalized terms used herein without definition have the meanings ascribed to them in the Agreement.

          Under a June 3, 1991 security agreement between SASCo and CompuMed (the "Security Agreement"), SASCo retained a security interest in the Assets to secure CompuMed's payment of Percentage Amounts.

          B.   The Merck License
               -----------------

          CompuMed is currently negotiating a transaction with Merck & Co., Inc. ("Merck") concerning a transaction in which, pursuant to a Technology License Agreement between Merck and CompuMed (the "License Agreement"), Merck would be granted a perpetual, exclusive license of the RA and purchase the equipment, and copyright and the OsteoGram tradename from CompuMed. CompuMed would retain the right to make major enhancements to the RA, and use or license that enhancement, subject to providing Merck with the first opportunity to license or acquire the enhancement.

          C.   Description of License Agreement
               --------------------------------

          Under the License Agreement:

          (a)  Merck will pay CompuMed a one-time license fee of $250,000;

          (b) Merck will pay CompuMed per-test royalties for the years 1996-2000, based upon the following schedule:

                                                       Year

                                   1996      1997      1998      1999      2000
                                   ----      ---       ----      ----      ----

          Per Test Royalty Payment $2.00     $2.50          $3.00     $3.50
     $4.00

          The royalty payments will be capped at the lesser of 10% of Merck's total collected revenues and $3 million during 1999; at the lesser of 10% of Merck's total collected revenues and $4 million during 2000. Royalties are due only on tests for which an invoice with an amount payable is rendered.

          (c) For the hardware, Merck will pay CompuMed's book value, subject to a limit of $175,000.

          (d) Merck will commit to spending $750,000 on the product for product development, regulatory compliance and clinical studies. Merck will be allowed to count monies it has already spent on these items towards the fulfillment of that obligation.

          (e) CompuMed will be obligated to spend $250,000 on marketing the product during the first year of the agreement.

          (f) Merck will enter into a transition operating agreement with CompuMed wherein Merck will agree to pay a flat rate of $1,000 per month for access to certain CompuMed software, $660 per month to keep the Yellow Springs, Ohio facility operating, and various hourly or monthly rates for the services of certain personnel. This agreement will be terminable in whole or in part by Merck at any time.

     Merck retains a right of offset against CompuMed to cover any breaches of CompuMed's representations, warranties and covenants. Merck requires as a condition of closing that SASCo release its security interest in the Assets.

                                      Agreement:
                                      ----------

          Now therefore, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree as follows:

                       ARTICLE I.  Amendment of 1991 Agreements
                       ----------------------------------------

     Section 1.1  Payment at Closing
     -----------  ------------------

     At the closing called for in the License Agreement (the "Closing"), CompuMed shall pay SASCo one hundred thousand dollars ($100,000) by wire transfer or by certified check.

     Section 1.2  Change in Payment Rate
     -----------  ----------------------

          At the Closing, section 5 of the Agreement shall be amended, effective as of the Closing, by deleting the words "the sum of $900,000 from the gross revenues generated from the testing and analyzing of tests for osteoporosis" and the remaining text of the paragraph in which those words appear, and substituting in their place the following:

          eight percent (8%) (the "Royalty Payment") of all amounts paid by Merck & Co., Inc. to CompuMed under the License Agreement dated as of August __, 1995 (the "License Agreement") (including any amounts paid by Merck to CompuMed in order to discharge, prepay, settle, eliminate or compromise any such amounts), other than:

          1)   a one-time license fee of $250,000,

          2) the amount (not to exceed $175,000) payable for equipment, furniture and fixtures, and

          3) the amounts payable under the transition operating agreement between CompuMed and Merck, as defined in the License Agreement.

          Seller shall have a first security interest in the royalties payable by Merck to Purchaser under the License Agreement to secure payment of the Royalty Payments until Merck has no further obligation to make royalty payments to CompuMed under the License Agreement. Royalty Payments shall not be computed to include amounts, if any, paid by Merck to CompuMed for research and development work that is later requested by Merck or that relates to enhancements to the RA that are developed after the date hereof by CompuMed.

     Section 1.3  Substitution of Collateral.
     -----------  --------------------------

          At the Closing, SASCo and CompuMed will execute and deliver (i) a termination of the Security Agreement, and (ii) a new security agreement identifying the payments to be made by Merck pursuant to the License Agreement as the collateral; and (iii) appropriate statements on Forms UCC-3 and UCC-1 reflecting this termination and new security agreement.

     Section 1.4  Forgiveness of $30,000 Obligation
     -----------  ---------------------------------

          At the Closing, CompuMed shall forgive the $30,000 obligation of SASCo to CompuMed described in section 5(b) of the Agreement.

     Section 1.5  Extension of Warrant; Issuance of Additional Warrants
     -----------  -----------------------------------------------------

          At the Closing, CompuMed shall execute and deliver to SASCo an amended and restated stock warrant in substantially the form of the warrant delivered pursuant to the Agreement (with appropriate adjustments to reflect a subsequent 1.10 reverse stock split) but with a term extending to a date five years from the Closing (as such, the "Amended Warrant"). In addition, CompuMed shall issue a new warrant (collectively with the Amended Warrants, the "Warrants") to SASCo in a form substantially similar to the Amended Warrant for an additional 83,000 shares of CompuMed common stock, with an exercise price of $2.50 per share.

     Section 1.6  Registration of Warrant Shares
     -----------  ------------------------------

          (a) CompuMed shall use reasonable efforts to register the sale of the shares underlying the Warrants (the "Warrant Shares")in an S-3 registration statement with the Securities and Exchange Commission within 180 days of the Closing (other than shares the sale of which has previously been registered under CompuMed's August 1992 registration statement). CompuMed shall, to the extent permissible, take the position that the 1992 registration statement covers 25,000 Warrant Shares. If CompuMed has not effected a registration of the sale of all of the Warrant Shares within 180 days of the Closing, then at any time thereafter,but only once, SASCo may request that CompuMed so register the sale of the Warrant Shares, in which case CompuMed shall use its best efforts to so register the sale of the Warrant Shares at its sole cost and expense, and shall "blue sky" such sale in Ohio, California and such other States as SASCo may reasonably request; provided, however, that CompuMed shall not be required to incur the expense of a special audit of its books to effect such registration, and provided further that CompuMed shall not be required to endeavor to register such sale if within three weeks of SASCo's request CompuMed shall deliver to SASCo (i) an opinion of its counsel that the transaction or transactions with respect to which such registration is requested constitutes a transaction or transactions as to which registration is not required under the Securities Act of 1933, and (ii) there is simultaneously delivered to SASCo a letter from the transfer agent of CompuMed assuring the transferability of the Warrant Shares. CompuMed shall not be required to include in any registration statement any Warrant Shares unless SASCo shall have at its expense provided CompuMed with a written statement of all material facts required to be stated in such registration statement concerning SASCo, its officers, directors and shareholders, the Warrant Shares and the sale of same, and agreed to defend, indemnify and hold harmless the underwriters participating in such offering and CompuMed and each of its directors and officers against any loss, cost or expense that may arise because of any untrue or allegedly untrue statements or omission or alleged omission of a material fact made by SASCo in a written statement to CompuMed for inclusion in such registration statement; provided that CompuMed agrees to defend, indemnify and hold SASCo, and each of its directors and officers against any loss, cost or expense that may arise because of any untrue or allegedly untrue statements or omission or alleged omission of a material fact made in the registration statement other than any untrue or allegedly untrue statements or omission or alleged omission of a material fact made by CompuMed in reliance upon a written statement of SASCo to CompuMed provided for inclusion in such registration statement.

          (b) If at the time a request is made for registration CompuMed is engaged in any activities (including, without limitation, activities related to an acquisition by or of CompuMed) which the Board of Directors of CompuMed reasonably and in good faith determines would cause the registration so requested to have a materially adverse effect on CompuMed or its business (other than by reason of the expense of registration), CompuMed may postpone such registration until its Board of Directors determines that the circumstances no longer require such postponement; provided, however, that no such postponement may extend for a period in
     --------  -------
     excess of one hundred twenty (120) days.

          (c) CompuMed will use its best efforts to maintain the effectiveness for up to nine months, of any registration statement pursuant to which any of its securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act of 1933 (the "1933 Act") and any applicable state statute or regulation. CompuMed will also provide SASCo with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

                         ARTICLE II, Post-Closing Obligations
                         ------------------------------------

     Section 2.1  Financial Records
     -----------  -----------------

          CompuMed shall keep adequate and complete records showing all revenue received from Merck under the License Agreement. Such records shall include all information necessary to verify the total amount and computation of Royalty Payments due, and shall be open to inspection on behalf of SASCo upon reasonable notice during reasonable business hours to the extent necessary to verify the amount thereof. Such inspection shall be made not more than once each calendar year at the expense of SASCo by a certified public account appointed by SASCo and to whom CompuMed has no reasonable objection. CompuMed shall not be required to retain such records for more than three (3) years after the close of any calendar quarter.

     Section 2.2  Reports.
     -----------  -------

          Within sixty days after the closing of each calendar quarter during the years 1996-2000 inclusive, CompuMed shall furnish SASCo with a written report, signed by an authorized representative of CompuMed, showing;

          (a) the gross revenue received from Merck under the License Agreement during the preceding calendar quarter;

          (b)  the number of tests that generated that revenue; and

          (c)  the Royalty Payments due to SASCo in connection therewith.

     Section 2.3  Royalty Payment Payments.
     -----------  ------------------------

          With each such quarterly report, CompuMed shall remit to SASCo the total amount of Royalty Payments shown thereby to be due.

                             ARTICLE III.  Miscellaneous
                             ---------------------------

     Secton 3.1  Severability.
     ----------  ------------

          If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 3.2  Successors and Assigns.
     -----------  ----------------------

          This Agreement shall be binding upon and inure the benefit of the parties hereto and their successors and assigns.

     Section 3.3  Merger.
     -----------  ------

          This instrument and the Agreement contain the entire agreement between the parties hereto with respect to the subject matter set forth herein and therein. No verbal agreement, conversation or representation between any officers, agents, or employees of the parties hereto either before or after the execution of this Agreement shall affect or modify any of the terms or obligations herein contained.

     Section 3.4  Amendment and Waiver.
     -----------  --------------------

          No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.



     Section 3.5  Captions.
     -----------  --------

          The captions are provided for convenience and are not to be used in construing this Agreement.

     Secion 3.6  Counterparts.
     ----------  ------------

          This Agreement may be signed in counterparts which collectively shall constitute a single agreement.

     Section 3.7  Force Majeure.
     -----------  -------------

          Neither party shall be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

     Section 3.8  Further Assurances.
     -----------  ------------------

          The parties each, at any time or from time to time, shall execute and deliver or cause to be delivered such further assurances, instruments or documents as may be reasonably necessary to fulfill the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                              COMPUMED, INC.


                              By:  /s/ Rod Raynovich
                                   ___________________________
                                   Rod Raynovich, President


                              SKELETAL ASSESSMENT SERVICES CORPORATION


                              By:  /s/ Richard S. Bachtell
                                   __________________________
                                   Richard S. Bachtell, President